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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 26, 2006

                           ALLIS-CHALMERS ENERGY INC.
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               1-2199
(STATE OR OTHER JURISDICTION                            (COMMISSION FILE NUMBER)
      OF INCORPORATION)

                                   39-0126090
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKET

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES


         On January 26, 2006, the Company issued 2,400 and 266,666 shares of Common Stock, respectively, to Robert E. Nederlander, a director, and to RER Corp., a York corporation owned by Robert E. Nederlander. 2000 shares of Common Stock were issued to Mr. Nederlander at a per share price of $2.75 per share upon the exercise of an option granted to Mr. Nederlander under the Company's 2003 Incentive Stock Plan. 400 shares of Common Stock were issued to Mr. Nederlander at a per share price of $13.75 per share upon the exercise of an option granted to Mr. Nederlander in 2000. Both options were granted as compensation for services rendered as by Mr. Nederlander as a director. 266,666 shares were issued to RER Corp. at a per share price of $2.50 per share upon exercise of a warrant purchased by RER Corp. in April 2004.

         The issuance of shares to RER Corp. was exempt from the registration requirements of the Securities Act of 1933, as amended, under Regulation D of the Securities and Exchange Commission; the issuance of 2,000 shares to Mr. Nederlander in respect of the option granted to him under the Company's 2003 Incentive Stock Plan was registered on a registration statement on Form S-8 under the Securities Act of 1933, as amended; and the issuance of 400 shares to Mr. Nederlander upon exercise of the option granted to him in 2000 was exempt from registration under the Securities Act of 1933, as amended, pursuant to
Section 4(2) of said Act.

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ALLIS-CHALMERS ENERGY INC.


                                                    /S/ VICTOR M. PEREZ
                                                    ---------------------------
                                                    BY: VICTOR M. PEREZ
                                                    CHIEF FINANCIAL OFFICER

DATE: FEBRUARY 1, 2006